                                                                   EXHIBIT 10.07


THIS INDENTURE OF LEASE dated as of this 30th day of December, 1996, by and between 1848 ASSOCIATES, a New Hampshire limited partnership with a place of business at 340 Commercial Street, Manchester, New Hampshire 03101 ("Lessor"), and Silknet Software, Inc., with a principal place of business at 324 Commercial Street, Manchester, New Hampshire 03101 ("Lessee").

WITNESSETH


ARTICLE I
LEASED PREMISES

1.1 Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon and subject to the terms and provisions of this Lease, certain space in the building known as The Gateway Building, located at 50 Phillippe Cote Street, Manchester, New Hampshire (the "Building"), which space consists of approximately 10,243 square feet on the third floor of the Building, together with the right to use the Common Area with others (as defined under ARTICLE VII, Section 7.1), and is further shown on the plans attached hereto as Exhibit A and hereby made a part hereof (collectively, the "Leased Premises").


ARTICLE II
TERM OF LEASE

2.1 The term of this Lease shall be for a period of Five (5) years which term shall commence on February 1, 1997 (the "Commencement Date") and terminate on January 31, 2002.

2.2 In the event Lessee shall hold over after the expiration of this term, such holding over shall not extend the term of this Lease, but shall create a month to month tenancy except that the Monthly Rent, as later defined, will be increased to $14,084.13.


ARTICLE III
RENT

3.1 Lessee covenants and agrees to pay Lessor at the place provided herein for giving of notice to Lessor monthly rent equal to the Monthly Rent, as later defined. Monthly Rent shall be as follows:
Period:                                         Monthly Rent:

March 1, 1997 to February 28, 1998              $6,828.67
March 1, 1998 to February 28, 1999              $8,109.04 x Adjustment Factor
March 1, 1999 to February 29, 2000              $8,962.63 x Adjustment Factor
March 1, 2000 to February 28, 2001              $9,176.02 x Adjustment Factor
March 1, 2001 to February 28, 2002              $9,389.42 x Adjustment Factor

"Adjustment Factor" means the greater of (x) one or (y) the lesser of 1.03 or the quotient of the following fraction:

CPI (as defined below) as of the January 1 which was two (2) months prior to the commencement of the current Period divided by CPI as of January 1 which was fourteen (14) months prior to commencement of the current Period

3.2 As used in this Section, "CPI" means (i) the "Consumer Price Index - Boston Average - All Urban Consumers - All Items, (1982-84 = 100)" published by the Boston Office of the Bureau of Labor Statistics of the United States Department of Labor, or (ii) if the publication of such Consumer Price Index shall be discontinued, the comparable index most accurately reflecting diminution of the real value of the monthly rent herein provided for. In the event of a change in the base for the price index, the numerators of the fractions referred to above shall be appropriately adjusted to reflect continued use of the base period in effect at the time of its adoption for use hereunder.

3.3 At the request of either party hereto, the other from time to time shall execute an appropriate instrument supplemental to this Lease evidencing the then current monthly rent payable by the Lessee hereunder. Rent shall be paid in advance on the first day of each and every month during the term hereof. Interest of one and one-half (1.5%) percent per month shall accrue ten (10) days after Lessee's receipt of written notice of non-payment of rent.


ARTICLE IV
ADDITIONAL RENT

Section intentionally deleted.


ARTICLE V
QUIET ENJOYMENT

5.1 Lessor shall put Lessee into possession of the Leased Premises at the beginning of the term hereof, and Lessee, upon paying the rent and observing the other covenants and conditions herein, upon its part to be observed, shall be entitled to the peaceful and quiet enjoyment of the Leased Premises.

5.2 If Lessor fails to give possession of the Leased Premises to Lessee within thirty (30) days of the Commencement Date, Lessee may, at its option, terminate this Lease by written notice to Lessor. In such a case, no rent shall be due to Lessor from Lessee.


ARTICLE VI
CONDITION OF LEASED PREMISES: REPAIRS

6.1 After the Leasehold Improvements set forth in Exhibit B, if any, have been completed at Lessor's expense, Lessor shall contact Lessee to advise Lessee. Lessee shall then have a reasonable opportunity to inspect Leased Premises. Lessee will then (i) promptly give notice of observed defects or (ii) accept the Building, improvements and any equipment or fixtures, latent defects excepted, on or in the Leased Premises "as is" and in their existing condition and agree that no representation, statement or warranty, express or implied, has been made by or on behalf of Lessor as to such condition, or to use that may be made of such property, except as set forth herein. Lessor agrees to complete said Leasehold Improvements, including correcting said defects, on or before the Commencement Date in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, or regulations and orders of governmental authority and insurers of the building.

6.2 Lessor covenants and agrees that it will maintain in good repair the roof, elevators and exterior walls and windows, of the Leased Premises, the structural beams, structural columns and other structural, electrical and mechanical parts of the Leased Premises, including but not limited to all heating, ventilation and air conditioning equipment. Lessee covenants and agrees that it will keep during the term hereof, at its own cost and expense, the interior of the Leased Premises in as good condition as the same was at the commencement of the term hereof, reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty excepted. Lessee also agrees to replace at its own cost and expense, all window glass of the same kind and quality which window glass is broken as a result of Lessee's negligence, reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty excepted. Lessee further agrees to replace and/or repair, at its own expense, all light bulbs in the Building which are damaged or broken as a result of Lessee's negligence during the term hereof, with bulbs of the same kind and quality. Lessor shall clean all exterior windows annually.


ARTICLE VII
COMMON AREAS

7.1 Lessee shall have the right to use, in common with others entitled thereto, stairways, lobby, elevators, and hallways which are a part of the Building in which the Leased Premises are contained, and the exterior common areas, including walkways and driveways necessary for access to the Building and Parking Spaces (as hereinafter defined) (collectively, the "Common Area"). Lessee shall have the right to use in common with other tenants a certain cafeteria in the so-called Technology Center Complex operated for the benefit of the tenants thereof, but Lessor shall have no obligation to continue to provide such cafeteria. Lessee shall be entitled to, at no additional charge, the use of the following certain parking spaces, in common with other lessees of the Building ("Parking Spaces"): twenty-eight (28) Parking Spaces during the first year of the term of this Lease; thirty six (36) Parking Spaces during the second year; and forty six (46) Parking Spaces during the third through fifth years. During the term of this Lease, Lessee shall be entitled to, at no additional charge, the use of two (2) on-site reserved parking spaces which parking spaces shall be visibly marked on behalf of Lessee. All other Parking Spaces shall be off-site, initially at the so-called Pandora building lot, subject to a partial relocation by Lessor to other parking areas controlled by Lessor and adjacent to the Building.

7.2 Lessor, at its expense, agrees to furnish janitor service, snow removal and utilities to the Common Area.

7.3 Lessor, at its expense, shall maintain the Common Area.


ARTICLE VIII
NUISANCE OR OTHER ACTIVITY OF LESSEE

8.1 Lessee covenants and agrees that it shall make diligent efforts to limit the emission of any noise or odor from the Leased Premises, or any sound caused by the operation of any voice amplification or other instrument, apparatus, machinery or equipment therein, such that its use of the Leased Premises is not lawful, improper, noisy or offensive.

8.2 Lessor covenants and agrees that it shall make diligent efforts to limit the emission of any noise or odor by any other lessees of the Building, or any sound caused by the operation of any voice amplification or other instrument, apparatus, machinery or equipment therein, such that its use is not lawful, improper, noisy or offensive.


ARTICLE IX
IMPROVEMENTS BY LESSEE

9.1 Lessee may, with the prior written approval of Lessor which approval shall not-be delayed or unreasonably withheld, make such alterations, additions or improvements to the Leased Premises as it shall deem necessary or desirable; provided, however:

A. No such alteration, addition or improvement shall lessen the fair market value of the Leased Premises;

B. Any such alteration, addition or improvement shall be made in accordance with previously prepared plans and specifications, and if the estimated cost of such alterations, addition, or improvement exceeds Ten Thousand Dollars ($10,000) such plans and specifications shall have the written approval of Lessor before any work thereon shall be commenced, which approval shall not be unreasonably withheld or delayed;

C. That prior to the commencement of work on any such alteration, addition or improvement, Lessee shall procure, at its own cost and expense, all necessary permits; furthermore, the plans and specifications covering the same shall have been submitted to and approved by (i) all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and (ii) any mortgagees having an interest in or lien upon the Leased Premises if required by the terms of the mortgage, it being understood that Lessor will not unreasonably refuse to join in any application to any such mortgage to obtain such approval with respect to any alteration, addition or improvement.

D. In carrying out all such alterations, addition and improvements, Lessee agrees to comply with the standards, guidelines and specifications imposed by all municipal or other governmental departments and agencies having jurisdiction over same, including and without limitation, all building codes.

E. That prior to the commencement of work on any such alteration, addition or improvements, the Lessee shall have procured and delivered to Lessor the policy of Builder's Risk insurance hereinafter referred to in ARTICLE XIX hereof or additional fire and extended coverage insurance as required by ARTICLE XX hereof, whichever is applicable.

F. That Lessee shall pay the increased premiums, if any, for the regular insurance coverage of the Leased Premises resulting from any additional risk during the course of construction or installation of any such alteration, addition or improvement.

G. Upon the expiration or termination of this Lease, Lessee may remove any such alteration, addition or improvement made by Lessee pursuant to the terms hereof and shall restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear taking by eminent domain, and damage due to fire or other casualty excepted. In the event the Lessee fails to remove any such alteration, addition or improvement it shall become and remain the property of Lessor.


ARTICLE X
MACHINERY AND EQUIPMENT - TRADE FIXTURES

10.1 Lessee agrees that all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by Lessee or by any employee, agent or subcontractor of Lessee, or subtenant of Lessee, which cannot be removed from the Leased Premises without permanent or substantial damage to the Leased Premises shall be and become part of the realty and shall be and become the property of Lessor and shall not be removed from the Leased Premises without the written consent of Lessor. Lessor agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by Lessee, or by any employee, agent or subcontractor of Lessee, or by any subtenant of Lessee, which may be removed from the Leased Premises without permanent or substantial damage to the Leased Premises and (b) all furniture, furnishings, computers and accessory equipment and movable trade fixtures installed in the Leased Premises shall be deemed to remain personal property of Lessee and that all such machinery, equipment, appurtenances, furniture, furnishings and movable trade fixtures of Lessee or of any employee, agent or subcontractor of subtenant of Lessee, may be removed prior to the expiration of this Lease or its earlier termination for any cause herein provided for; but Lessee shall repair any damage occasioned by such removal and shall restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty excepted.


ARTICLE XI
UTILITIES

11.1 Lessor shall provide and pay for the following utilities to the Leased
Premises: water, sewerage, sprinklers, mechanical and plumbing systems and the utilities thereto necessary for the heating, ventilation and air conditioning of the Leased Premises (collectively, the "Operating Systems"). Lessor shall provide Lessee with thermostatic control of its exclusive HVAC for the Leased Premises. The Lessee shall make arrangements for and pay for any electricity for lighting, plugs,, and any other utilities not expressly provided by Lessor.

11.2 Real estate taxes and any and all assessments levied or assessed on or with respect to the Building and the Leased Premises shall be the responsibility of the Lessor.


ARTICLE XII
USE OF PREMISES

12.1 Lessee agrees that it will use the Leased Premises for general and administrative offices and any other operation pertinent thereto which will not be injurious to the Leased Premises and for no other purpose without the prior written consent of Lessor. Lessee agrees that it will not conduct any business at the Leased Premises providing telecommunications services.

12.2 In its use of the Leased Premises, Lessee shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinances of the City of Manchester, New Hampshire, as now in effect or as hereafter amended. Lessee hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the Leased Premises, and with all ordinances and regulations of governmental authorities wherein the leased premises are located, at Lessee's sole cost and expense, but only insofar as any such rules, ordinances and regulations pertain to the manner in which the Lessee shall use the Leased Premises; the obligation to comply in every other case, and also all cases where such rules, regulations and ordinances require repairs, alterations, changes or additions to the building (including the Leased Premises) or building equipment, or any part of either, being hereby expressly assumed by Lessor and Lessor covenants and agrees promptly and duly to comply with all such rules, regulations and ordinances with which Lessee has not herein expressly agreed to comply.

12.3 Lessee shall not injure or deface, or commit waste with respect to the Leased Premises nor occupy or use the Leased Premises, or permit or suffer any part thereof to be occupied or used, for any unlawful or illegal business, use or purpose, not for any business, use or purpose deemed to be disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose nor in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances or regulation of any governmental or lawful authority including Boards of Fire Underwriters relative to Lessee's use of the Leased Premises. Lessee shall, immediately upon the discovery of any such unlawful, illegal, disruptable or extra hazardous use of the Leased Premises, take, at its own cost and expense, all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove Lessee's subtenants, occupants, employees, agents, or representatives guilty of such unlawful, illegal, disreputable or extra-hazardous use.

12.4 Lessee shall procure any licenses or permits required by any use of the Leased Premises by Lessee.

12.5 If the Lessee is found guilty of any unlawful use at the Leased Premises, then Lessee and not Lessor shall be liable therefor.


ARTICLE XIIA
HAZARDOUS WASTE

12A.1 Lessee covenants that it will not use the Leased Premises for the generation, storage or treatment of hazardous waste except as normally stored in general office use, and hereby certifies that its operations or other use of the Leased Premises will not involve same. For purposes of this Lease, the term "Hazardous Waste" shall be defined by cumulative reference to the following sources as amended from time to time: (1) The Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq (RCRA); (2) CPA Federal Regulations promulgated thereunder and codified in 40 C.F.R. Parts 260-265 and Parts 122-124; (3) New Hampshire R.S.A. ch 147 and 147-A; (4) New Hampshire Regulations promulgated thereunder by any Agency or Department of the State.

12A.2 Lessor hereby warrants and represents that, to the best of its knowledge, no waste materials, no hazardous materials including asbestos, and no hazardous substances have been disposed of or placed on the property. Lessor further warrants and represents that, to the best of its knowledge, all underground tanks on the property are properly registered with the appropriate governmental agency and that such tanks are not leaking.
This covenant shall survive termination of this Lease.


ARTICLE XIIB
LESSOR'S REPRESENTATIONS

12B.1 Lessor hereby warrants and represents that the Building is currently located in the so-called MXU Zone pursuant to the Manchester Zoning Ordinance now in effect which Zone permits General Office Use by right.

12B.2 Lessor hereby warrants and represents that the Building and the Leased Premises are in general compliance with any applicable current federal, state or municipal law, statute, regulation or ordinance, including without limitation applicable OSHA and ADA requirements.

12B.3 Lessor hereby warrants and represents that all Operating Systems servicing the Leased Premises and the structural beams, structural columns and other structural parts of the Leased Premises are fully operational and in good working condition or shall be put into same by Lessor.


ARTICLE XIII
ASSIGNMENT: SUBLEASING

13.1 Lessee shall not, without prior written consent of Lessor which shall not be unreasonably withheld or delayed, assign this Lease or sublease the Leased Premises, in whole or in part.


ARTICLE XIV
TAXES AND ASSESSMENTS

14.1 Lessor shall punctually pay and discharge all taxes which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon the Leased Premises or the Building or the land on which the Building is located.

14.2 Lessee shall punctually pay and discharge all taxes which shall or may during the term of this Lease be charged, laid, levied or imposed upon or become a lien upon the personal property of Lessee attached to or used in connection with Lessee's business conducted on the Leased Premises. Nothing herein contained shall require Lessee to pay directly to a taxing authority any tax where a portion of said tax has been included pro rata in rent paid to Lessor.


ARTICLE XV
MECHANIC'S LIEN

15.1 In the event of the filing in the Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises arising out of any work performed by or on behalf of Lessee, Lessee shall cause without delay proper proceedings to be instituted to test the validity of the lien claims, and before the end of the term to discharge the same by the posting of bond or settling of claim or otherwise causing lien to be discharged; and during the pendency of any such proceeding, Lessee shall completely defend and indemnify Lessor against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by Lessee, and during the pendency of such proceeding such lien may continue until disposition of such proceeding, and after disposition thereof, Lessee shall cause said lien to be released and discharged. Notwithstanding the foregoing, any work done by Lessor, Lessor's agents, employees or contractors on behalf of Lessee resulting in the filing of any builder's supplier's or mechanic's liens shall be the responsibility of Lessor for removal.


ARTICLE XVI
EMINENT DOMAIN

16.1 In the event that the Leased Premises or the parking area in which the Parking Spaces are located shall be lawfully condemned or taken by any public authority either in their entirety or in such proportion that they are no longer suitable for the intended use by the Lessee, this Lease shall automatically terminate without further act of either party hereto on the date when possession of the Leased Premises shall be taken by such public authority, and each party hereto shall be relieved of any further obligation to the other except that Lessee shall be liable for and shall promptly pay to Lessor any rent or other payments due hereunder then in arrears or the Lessor shall promptly rebate to Lessee a pro rata portion of any rent or other such payments paid in advance. In the event that a portion of the Leased Premises is condemned or taken such that the remainder is still suitable for the intended use by Lessee, as determined by Lessee in its sole but reasonable discretion, this Lease shall continue in effect in accordance with its terms and a portion of the rent and other payments due hereunder shall abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be payable solely to Lessor except that if the property so condemned or taken includes in whole or in part (a) machinery, equipment and appurtenances constructed or installed by Lessee at its expense after the beginning of the term hereof 'which would have been removable by Lessee pursuant to ARTICLE X hereof, then such award shall be apportioned between Lessor and Lessee in accordance with the then relative value of the property and loss described in clause (a) above, so condemned or taken.


ARTICLE XVII
LIABILITY

17.1 Except for injury or damage caused by the negligent act, willful misconduct or relevant breach of this Lease by Lessor, its servants or agents, Lessor shall not be liable for any injury or damage to any person happening on the Leased Premises or for any injury or damage to the Leased Premises or to any property of Lessee or to any property of a third person, firm, association, or corporation on or about the Leased Premises. The Lessee shall, except for injury or damage caused as aforesaid, defend, indemnify and save the Lessor harmless from and against any and all liability and damages, costs and expenses, including reasonable attorney's fees and from and against all suits, claims and demands of any kind or nature whatsoever, by and on behalf of any person, firm, associations or corporation arising out of or based upon any incident, occurrence, injury or damage caused by the negligent act, willful misconduct or relevant breach of this Lease by Lessee, its servants or agents, which shall or may happen on or about the Leased Premises.

Notwithstanding the foregoing, (i) Lessee shall have no obligation to indemnify Lessor with regard to any amount against which the Lessor has been effectively insured, any amounts for which Lessor has the right of compensation or indemnification by any other party, or for any claims to the extent they arise from the negligent or intentional acts or omissions of Lessor, its agents, employees, or contractors; (ii) Lessee shall only be liable for claims or damages that arise during the term of this Lease.

Further, Lessor agrees to indemnify, defend and hold Lessee harmless from and against any and all loss, liability, and expense by any person arising out of either injury or damage in the "Common Areas" of the Building, arising out of the negligent act, willful misconduct or relevant breach of this Lease by Lessor, its agents, employees, or contractors, which result in injury or damage on or about the Premises.


ARTICLE XVIII
LIABILITY INSURANCE

18.1 Lessee shall, from the date on which it takes possession of the Leased Premises even if such date precedes the commencement of the term hereof and throughout the term hereof procure and carry at its expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire. Such insurance shall be carried in the name of and for the benefit of Lessee with Lessor named as additional insured, shall be written on a combined single limit bodily and property damage basis; and shall provide coverage of at least Two Million Dollars ($2,000,000). Lessee shall furnish to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to Lessor.


ARTICLE XIX
BUILDER'S RISK INSURANCE

19.1 During any period or periods of construction by Lessee on the Leased Premises, the construction of which (a) is of a type to which Builder's Risk Insurance is applicable and (b) requires the advance written approval of Lessor pursuant to Section 9.1 hereof, Lessee shall itself or cause their contractor to obtain and maintain in effect standard Builder's Risk Insurance written on a completed value basis, including extended coverage, and utilizing a maximum value at date of completion not less that the greater of (a) the aggregate contract price or prices for the construction of such facilities or (b) the amount which may be required by a mortgage which is financing such construction. Such insurance shall be obtained from an insurance company ~-authorized to do business in New Hampshire and there shall be furnished to Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be canceled without at least ten (10) days written notice to Lessor.


ARTICLE XX
FIRE AND EXTENDED COVERAGE INSURANCE

20.1 Lessor shall procure and continue in force during the term hereof fire and extended coverage insurance upon the facilities constructed, erected or installed on the Leased Premises by Lessor on a full value, repair or replacement basis; provided, however, at its sole cost and expense, Lessee shall take all actions reasonably required by Lessor's insurer to make such insurance available.


20.2 If and to the extent permitted without prejudice to any rights of Lessor under the applicable insurance policies, Lessee shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of Lessee, its employees or agents. This subsection does not impose any added obligation or expense upon Lessor nor requires that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

20.3 If and to the extent permitted without prejudice to any rights of the Lessee under the applicable insurance policies, Lessor shall be held free and harmless from liability for loss or damage to personal property of Lessee in the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism, and malicious mischief if and to the extent actually insured against, unless such loss or damage be the result of the negligence of the Lessor, their employees or agents. This subsection does not impose any added obligation or expense upon Lessee nor requires that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.


ARTICLE XXI
DESTRUCTION OR DAMAGE

21.1 In the event that the Leased Premises during the term hereof shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot in the opinion of the Lessee in its reasonable discretion, be accomplished within a period of One Hundred Twenty
(120) days from the date of such destruction or damage, Lessee may terminate this Lease by giving written notice to the Lessor within thirty (30) days of such destruction or damage and upon such termination each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under ARTICLES XVI and XVIII hereof, and except that Lessee shall be liable for and shall promptly pay Lessor any rent then in arrears or Lessor shall promptly rebate to Lessee a pro rata portion of any rent paid in advance. In the event such facilities shall be so damaged that repairs and restoration can, in the opinion of Lessee in its reasonable discretion, be accomplished within a period of One Hundred Twenty
(120) days from the date of such destruction or damage, Lessor shall notify Lessee of the schedule for said repairs and restoration within thirty (30) days and, this Lease shall continue in effect in accordance with its terms; such repairs and restoration shall, unless otherwise agreed by Lessor and Lessee, be performed within Ninety (90) days of the date of such destruction or damage as closely as practicable to the original specifications (utilizing therefore the proceeds of the insurance applicable thereto without any apportionment thereof for damages to the leasehold interest created by this Indenture), and until such repairs and restoration have been accomplished a portion of the rent shall abate equal to the portion of the Leased Premises rendered not suitable during this period for Lessee's intended purposes by the damage. In the event that Lessor fails to notify Lessee of said schedule for repairs within thirty (30) days, Lessee may terminate this Lease as of the date of such damage. It is understood that Lessor's obligation to restore, replace or rebuild such facilities shall not exceed in amount the sum of the insurance proceeds (plus a reasonable deductible amount) paid to it and/or released to it by any mortgage with which settlement was made. If the insurance proceeds are insufficient to permit Lessor to restore, replace, or rebuild such facilities to comparable condition as at the commencement of this Lease, then Lessee shall have the right to terminate this Lease in which event each party shall be relieved of any further obligation to the other except for the rights and obligations of the parties under ARTICLES XVI and XVIII hereof, and except that Lessee shall be liable for and shall promptly pay Lessor any rent then in arrears or Lessor shall promptly rebate to Lessee a pro rata portion of any rent paid in advance. Lessee agrees to execute and deliver to Lessor all reasonable instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in Lessor. In the event of damage or destruction, partial or total to or of machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Lessee, Lessee, provided it then be in full compliance with ARTICLE XX hereof, shall be entitled to receive an apportionment of the insurance proceeds in accordance with the relative damage or destruction to or of (a) the Leased Premises at the beginning of the term hereof and (b) machinery, equipment and appurtenances, if any, constructed or installed on or in the Leased Premises by the Lessee at its expense after the beginning of the term hereof and which would have been removable by Lessee pursuant to ARTICLE X hereof. If in Lessee's reasonable opinion such untenantable condition is likely to persist for a period of more than One Hundred Twenty (120) days, then Lessee may, by written notice to Lessor, terminate this Lease as of the date of such damage or destruction.


ARTICLE XXII
REPOSSESSION BY LESSOR

22.1 At the expiration of this Lease or upon the earlier termination of this Lease for any cause herein provided for, Lessee shall peaceably and quietly quit the Leased Premises and deliver possession of the same to Lessor together with the facilities thereon at the beginning of the term hereof and all facilities constructed thereon by Lessee which are not removed pursuant to the terms hereof, and all machinery, equipment and appurtenances installed therein which have become part of the Leased Premises, or which are not to be removed pursuant to ARTICLE X hereof. Lessee covenants and agrees that at the time of delivery of possession to Lessor at the expiration of this Lease any and all machinery, equipment and appurtenances constructed or installed on or in the Leased Premises by Lessee at its expense after the beginning of the term hereof and which have become the property of Lessor pursuant to ARTICLE X hereof shall be free and clear of any mortgage, lien, pledge or other encumbrance or charge.


ARTICLE XXIII
MORTGAGE LIEN

23.1 Lessee agrees that this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien of (a) any mortgage or deed of trust constituting a first lien on the Leased Premises, or any part thereof, at the date thereof, and (b) the lien of any mortgage or deed of trust hereafter executed to a person, bank, trust company, insurance company or other recognized lending institution to provide permanent financing or refinancing of the facilities on the Leased Premises, and (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or (b). Lessee shall, within twenty (20) days of Lessor's written notice, execute, acknowledge and deliver to Lessor without any expense to the Lessor, any and all reasonable instruments that may be necessary or proper to subordinate this Lease and all rights of Lessee hereunder to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause
(c) of the preceding sentence, and in the event that Lessee shall fail or neglect to execute, acknowledge and deliver any such subordination instrument Lessee shall be in default; provided, however, that the subordination of this Lease shall be conditioned upon the execution and delivery by the mortgagee or trustee of an agreement that so long as Lessee is not in default under the terms of this Lease the mortgagee or trustees, or any such person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall assume Lessor's liabilities and obligations under this Lease and shall not disturb the peaceful possession of Lessee hereunder; and also provided such document does not adversely affect the Lessee's rights, liabilities, and financial considerations enumerated in this Lease.


ARTICLE XXIV
DEFAULT

24.1 In the event (i) any installment of rent rent shall not be paid within ten
(10) business days after the same is due and payable and Lessor has notified Lessee in writing of nonpayment of rent; (ii) Lessee defaults in the performance or observance of any other covenant or condition in this indenture and such default remains unremedied for thirty (30) days after written notice thereof has been received by Lessee and Lessee is not diligently proceeding to cure said default; (iii) any warranty or representation made by Lessee in this Lease proves to be false or misleading in a material respect; or (iv) Lessee makes an assignment for the benefit of creditors, is generally not paying its debts as such debts become due, a custodian is appointed or takes possession of its assets other than a trustee, receiver or agent appointed or authorized to take charge of substantially all of the property of Lessee for the purpose of enforcing a lien against such property, commences any proceeding relating to Lessee or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Lessee any such proceeding which remains undismissed for a period of sixty (60) days or any order approving the petition in any such proceeding is entered or Lessee by an act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver or trustee for Lessee or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days, or any party holding a security interest in any of Lessee's fixtures or personal property of any nature whatsoever that are located on the Leased Premises institutes or gives notice of foreclosure against any such property and the same is not dismissed within any grace period specified in the applicable security agreement, then, in any of such events, Lessor may, subject to Lessor's compliance with applicable laws,immediately or at any time thereafter and with demand and written notice enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee and remove their effects, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate, and Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of Lessee, Lessee shall remain and continue liable to Lessor in an amount equal to the total rent reserved for the balance of the term hereof less the net amounts (after deducting the reasonable expense of repair) which Lessor realizes, or with due diligence should have realized, from the reletting of the Leased Premises, plus all reasonable costs associated with the termination of the Lease, including Lessor's reasonable attorney's fees. Lessor shall have the right from time to time to relet the Leased Premises upon the then existing fair market rates and such additional terms as it may, in good faith, deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease. Notwithstanding the foregoing, Lessor shall make every reasonable effort to mitigate its damages. Nothing herein contained shall be deemed to require Lessor to await the date whereon this Lease or the term hereof, would have expired had there been no default by Lessee, or no such termination or cancellation. The rights and remedies given to each of the Lessee and Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Lessee or Lessor, as the case may be, shall be deemed to be in exclusion of any of the others herein or by law or equity provided.

24.2 In the event Lessor shall default in the performance of any of the covenants, obligations or agreements of this Lease and such default shall continue for thirty (30) days after receipt of written notice setting forth such default, and Lessor is not engaged in diligently pursuing to cure such default, Lessee shall have the right to cure such default and to recover all costs of curing said default directly from Lessor's monthly rental obligation to Lessor together with interest at the rate of one and one-half (1.5%) percent compounded monthly or Lessee shall have the right to terminate this Lease. If Lessee elects to terminate this Lease, Lessee shall have thirty (30) days to vacate the Premises with no Monthly Rent or additional payments of any kind being due during that period.


ARTICLE XXV
ACCESS TO PREMISES

25.1 Lessor or its representatives shall have access to the Leased Premises at all times in the case of emergency and at reasonable intervals during normal business hours upon prior notice to Lessee for the purpose of inspection, or during the last six months of the term of this Lease, for the purpose of showing the Leased Premises or for the purpose of making repairs which Lessee is obligated to make hereunder but has failed or refused to make. The preceding sentence does not impose upon Lessor any obligation to make repairs.

25.2 Lessee shall have access to the Leased Premises at all times, including use in common with other tenants of the Building of the so-called central elevator. Lessor agrees that Lessee may install additional security respecting access provided that Lessor is provided access to the Leased Premises pursuant to
Section 25.1.

25.3 Normal operating hours for the Building are Monday through Friday, 7:00am to 7:00pm, and Saturday via keyed access, 8:00am to 12:30pm. HVAC to the Leased Premises is available twenty-four (24) hours a day. During periods other than normal operating hours, the temperature in the Leased Premises will be maintained within a range of 60 to 80 degrees Fahrenheit. Lessee may request and receive, at Lessor's expense, full HVAC service during time periods outside normal operating hours, unless such requests are sufficiently numerous such that Lessor determines it is necessary to charge Lessee not more than $10.00/hour for additional HVAC service.


ARTICLE XXVI
EARLY TERMINATION


26.1 Lessee may request additional office space of 2,500 - 3,500 square feet in the Building, specifically excluding the basement and any building adjacent to the Building,

(the "Expansion Space") in writing, at any time during the term of this Lease. Lessor shall notify Lessee, within ten (10) business days of Lessor's receipt of Lessee's request, whether Lessor can provide the Expansion Space at the then existing fair market rate, within ninety (90) days following Lessee's request. In the event Lessor cannot provide Lessee with the requested Expansion Space, Lessee will have the right to secure other space in Manchester or an adjacent town, where the other space is equal to or greater than the sum of the square footage of the Leased Premises and the Expansion Space requested by Lessee, and terminate the Lease with Lessor by written notice to Lessor within sixty (60) days of the date on which Lessor notified Lessee of its inability to provide said expansion space. In such case, Lessee would pay Lessor for any commissions and/or improvements which have not been amortized in the payments of the Lease. The cost of commissions and improvements and the amortization schedule for both shall be attached to this Agreement as Exhibit D.


ARTICLE XXVII
NOTICES

27.1 Any written notice, request or demand required or permitted by this Indenture shall, until either party shall notify the other in writing of a different address, be properly given, hand delivered or sent by certified or registered first class mail, postage prepaid and addressed as follows:

If to Lessor:   1848 Associates
Attention:  ______________
340 Commercial Street, 4th Floor
Manchester, New Hampshire 03101

If to Lessee:   Silknet Software, Inc.
Attention: President
The Gateway Building, Suite _____
50 Phillippe Cote Street
Manchester, New Hampshire 03101


ARTICLE XXVIII
SIGNS

28.1 Lessee may erect only such signs as Lessor shall approve, which approval shall not be unreasonably withheld by Lessor, prior to installation of said sign or signs and as are necessary to advertise the location of the Lessee's business.


ARTICLE XXIX
SECURITY DEPOSIT

29.1 Lessor acknowledges receipt of $20,486.00 paid by Lessee on the date hereof which shall be retained by Lessor as a security deposit in an interest-bearing account. After Lessee has vacated the Leased Premises, Lessor will inspect same and if the Leased Premises are dirty beyond ordinary wear and tear, or if damages have been caused by Lessee in excess of reasonable wear and tear, Lessor will restore the Leased Premises to their original condition, reasonable wear and tear, taking by eminent domain, and damage due to fire or other casualty excepted, and deduct the cost thereof from the security deposit. In addition, Lessor may apply the security deposit to unpaid rent or any other damages suffered by Lessor as a result of Lessee's breach hereof. The balance of the security deposit plus interest accumulated thereon will be returned promptly to the Lessee after termination or expiration of this Lease.

ARTICLE XXX
SHORT FORM RECORDING

30.1 The parties covenant and agree that, if required by the applicable statutes, there shall be recorded in the Hillsborough County Registry of Deeds notice of this Lease that complies in the form of Exhibit E attached hereto, and that they will execute and deliver such Notice of Lease for such purpose. The parties further covenant and agree that, in the event of termination, cancellation or assignment of this Lease prior to the expiration of the term hereof, they will execute and deliver, in recordable form, an instrument setting forth such termination, cancellation or assignment.


ARTICLE XXXI
SUCCESSION

31.1 This Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties hereto.


ARTICLE XXXII
WAIVER

32.1 Any consent, express or implied, by either party to any breach by the other party of any covenant or condition of this Lease shall not constitute a waiver by that party of any prior or succeeding breach of the same or any other covenant or condition of this Lease. Acceptance by Lessor of rent or other payment with knowledge of a breach of or default under any term hereof by Lessee shall not constitute a waiver by Lessor of such breach or default.


ARTICLE XXXIII
GOVERNING LAW

33.1 This Lease shall be construed and interpreted in accordance with the laws of the

State of New Hampshire.


ARTICLE XXXIV
COUNTERPARTS

34.1 This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original and all collectively but one and the same instrument.

ARTICLE XXXV
MODIFICATION; ENTIRE AGREEMENT

35.1 This Lease contains and embraces the entire agreement between the parties hereto and neither this Lease nor any part of it may be changed, altered, amended, modified, limited or extended orally or by agreement between the parties unless such agreement be expressed in writing and signed by Lessor and Lessee or their respective successors in interest.


ARTICLE XXXVI
SECTION HEADINGS

36.1 The headings at the beginning of each of the Sections hereof are solely for purposes of convenience and identification and are not to be deemed or construed to part of this Lease.


ARTICLE XXXVII
SEVERABILITY

37.1 If any term, clause or provision of this Lease is judged to be invalid and/or unenforceable, the validity and/or enforceability of any other term, clause or provision in this Lease shall not be affected thereby.


ARTICLE XXXVIII
RIGHT OF FIRST REFUSAL

38.1 For the first year of the term of this Lease, Lessor hereby grants to Lessee a Right of First Refusal to lease approximately 12,000 square feet of vacant space adjacent to the Leased Premises on the third floor of the Building (the "Adjacent Space") which may be exercised by Lessee within five (5) business days of Lessee's receipt of written notice from Lessor, which notice shall set forth (i) the name of the unaffiliated third party to whom Lessor has tentatively agreed to lease such space and (ii) the applicable terms and conditions under which such space shall be leased. In the event that Lessee exercises the Right of First Refusal, Lessor and Lessee shall execute a lease for the Adjacent Space on the terms and conditions offered by the third party.

38.2 If Lessee does not elect to exercise its Right of First Refusal, Lessor shall thereafter be entitled to lease the Adjacent Space to said third party. If Lessor does not so lease the Adjacent Space, then Lessee's Right of First Refusal shall continue in full force and effect with respect to any subsequent offers.


ARTICLE XXXVIIIA
EXPANDED SPACE OPTION

38A.1 During the first three (3) months of the term of this Lease, Lessee may elect to exercise an option to expand the Leased Premises by executing a new lease to cover the 12,084+/- square feet of space directly south of the Leased Premises on the third floor of the Building, in accordance with the terms specified in Exhibit F attached hereto. In the event that Lessee has not elected to exercise this option at the end of the first three (3) months of the term of this Lease, Lessee may extend said option for an additional three (3) months for an amount equal to $12,000.00 payable to Lessor prior to the last day of said first three (3) month period.


ARTICLE XXXIX
OPTION TO RENEW

39.1 Lessee shall have the right and option to extend the term of this Lease for one (1) five (5) year period following the expiration date of the original Lease term (the "Extended Term"), by written notice to Lessor six (6) months prior to the expiration of the term of this Lease. If such option is so exercised, then all of the terms, covenants and conditions herein shall apply during the Extended Term, except that the Monthly Rent payable pursuant to Section 3.1 shall be at the then existing fair market rate, as mutually agreed upon by the parties hereto.


ARTICLE XXXX
ARBITRATION

         40.1 Any dispute or claim arising in connection with this Lease, other than eviction for nonpayment of rent, shall be settled by binding arbitration to be held in Manchester, New Hampshire, in accordance with the Rules of the American Arbitration Association then in effect. Any and all fees and costs associated with such arbitration shall be shared equally by Lessee and Lessor.


ARTICLE XXXXI
MISCELLANEOUS

41.1 Each party represents and warrants to the other that it has not dealt with any broker other than Cushman & Wakefield in connection with this transaction and that to the best of its knowledge no broker, except Cushman & Wakefield, is entitled to a commission hereunder. Lessor agrees that Lessor shall be responsible for any and all payments and/or commissions due Cushman & Wakefield in connection herewith.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture of Lease to be executed as of the day and year first written above.

                                    1848 ASSOCIATES ("Lessor")


 /s/ Don Clark                      BY: /s/ Dean Kamen
--------------------------------       ----------------------------
Witness                                    Its: General Partner


                                    Silknet Software, Inc. ("Lessee")


 /s/ Shelly Lyon                    BY: /s/  James C. Wood
-------------------------------        ----------------------------
Witness                                      Its: President

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this       day of 1996, by
_________________________its duly authorized ____________________ behalf of 1848
Associates.


                   -------------------------------------------
Notary Public/Justice of the Peace
My Commission Expires:

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         The foregoing instrument was acknowledged before me this ___day of _________________ 1996, by_________________________ its duly authorized
_________________________ on behalf of Silknet Software, Inc.


      -------------------------------------
       Notary Public/Justice of the Peace
              My Commission Expires:

EXHIBIT B

LEASEHOLD IMPROVEMENTS



Lesser shall, at Lessor's sole cost and expense, alter and fit-up the premises as detailed on the attached Exhibit C to include the following:

Acoustical ceiling system throughout the Leased Premises, new 28 oz. level loop glue down carpeting in all but the rest rooms and break room. Refurbishment of restrooms, including new tile flooring, new sinks and toilets, laid out as specified in the documentation from Stibler and Associates, including certain plans dated 23 Dec. 1996 and attached hereto. New tile flooring, cabinet doors and countertop in the break room, new paint throughout (including paint of a color chosen by Lessee on ductwork), replacement of windows as required, thorough cleaning of windows, and construction of new walls and doors as specified in the documentation from Stibler and Associates. Electrical work will include standard outlet and switch configuration in offices, stub-ups for work stations and overhead lighting throughout the space.



                         (12/30/96)

EXHIBIT E

NOTICE OF LEASE


         Pursuant to New Hampshire Revised Statutes Annotated 477:7-a, the undersigned hereby give written notice that they are parties to a certain lease (the "Lease") of certain real estate (the "Premises"), as follows:

         I.       Names and Addresses of Each Party to the Lease.

                  (a) The name and address of the lessor/landlord under the lease is as follows:

                                    1848 Associates
                                    340 Commercial Street
                                    Manchester, New Hampshire 03101

                  (b) The name and address of the lessee/tenant under the Lease is as follows:

                             Silknet Software, Inc.
                            ------------------------
                            ------------------------

         II.      Date of Execution of the Lease.

                  The Lease was executed on ________________, 1996.

         III.     Description of Demised Premises.

                  A description of the demised Premises as it appears in the Lease, is attached hereto as Exhibit A.

         IV.      Term of the Lease.

                  The term of the Lease is a period of five (5) years, subject to such rights of extension or renewal as are referenced by Part V below.

         V.       Date of Commencement of Term; Rights of Extension or Renewal.

                  The term of the Lease commences on February 1, 1997 and ends on January 31, 2002. Under the Lease, the lessee/tenant has a right to extend the term of the Lease for one (1) additional term of five (5) years.

         VI.      Right of First Refusal.

                  Lessee has a right of first refusal to lease additional space adjacent to the demised Premises pursuant to the terms and conditions contained in the Lease

         IN WITNESS WHEREOF, the undersigned parties to the Lease have executed this Notice of Lease all as of December 30, 1996.


                                    Lessor/Landlord:
                                    1848 ASSOCIATES


Witness: /s/ Don Clark              By: /s/ Dean Kamen
        ------------------------       -------------------------------
         Its:                           Its: General Partner

                                    Lessee/Tenant:
                                    SILKNET SOFTWARE, INC.


Witness: /s/ Shelly Lyon            By: /s/ James C. Wood
        -------------------------      -------------------------------
                                          Its: President


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         On this, the ___ day of _________, 1996, before me, the undersigned officer, personally appeared ___________________ who acknowledged himself to be a _____________ of 1848 Associates, a limited partnership, and that he, as such ______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

                                            ----------------------------------
                                            Justice of the Peace/Notary Public

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

         On this, the ___ day of ___________, 1996, before me, the undersigned officer, personally appeared _____________________ who acknowledged himself to be the ______________ of Silknet Software, Inc., a corporation, and that he, as such ____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

                                            ----------------------------------
                                            Justice of the Peace/Notary Public

EXHIBIT F

OPTION LEASE TERMS FOR THIRD FLOOR SOUTH

         1. Option Space - The southern portion of the third floor of the Gateway Building, comprising 12,084 +/- rentable square feet.

         2. Tenant Improvements - Lessor will, at its own expense, level the floors in subject area via the application of gypcrete. Lessor will provide an allowance of $7.00 per square foot. Such improvements will be as specified by the Lessee. If the Lessee desires more extensive improvements, Lessor will perform up to an additional $4.00 per square foot of improvements and amortize the actual cost of such additional improvements over the term of the lease through an adjustment of the Rental Rate.

         3. Rental Rates

            Year 1 - $9.00 p.s.f
            Year 2 - $9.50 p.s.f. plus increase in CPI
            Year 3 - $10.50 p.s.f. plus increase in CPI
            Year 4 - $10.75 p.s.f. plus increase in CPI
            Year 5 - $11.00 p.s.f. plus increase in CPI

The CPI increase shall be capped at a maximum of 3% annually. In no instance shall the CPI Adjustment be a reduction.

         4. Other Terms and Conditions - Similar or equivalent to those in the Lease Agreement for the initial space.

Silknet/1848 Lease

                               AMENDMENT TO LEASE

         1848 ASSOCIATES, a New Hampshire limited partnership with a place of business at 340 Commercial Street, Manchester, New Hampshire 03101 ("Lessor"), and SILKNET SOFTWARE, INC., with a principal place of business at 50 Phillippe Cote Street, Manchester, New Hampshire 03101 ("Lessee"), parties to the Indenture of Lease dated as of December 30, 1996 (the "Lease") relating to space in the building known as The Gateway Building located at 50 Phillippe Cote Street, Manchester, New Hampshire agree to amend the Lease as follows, such amendments to be effective as of December 15, 1997:

         1. Section 38A.1 of the Lease provides Lessee with an option to expand the Leased Premises. Lessee has exercised that option and this Amendment sets forth the amendments to the Lease resulting from Lessee's exercise of that option.

         2        Section 1.1 of the Lease is amended so that the Leased
Premises shall include, in addition to the Leased Premises as described in the Lease, 12,084 +/- rentable square foot of space situated directly south of the Leased Premises as described in the Lease on the third floor of the Building (the "Additional Space"). The "Additional Space" is hereafter part of the Leased Premises under all of the terms of the Lease. On or before December 15, 1997 Lessor shall complete the improvements to the Additional Space as described on EXHIBIT A attached hereto.

         3. Section 2.2 of the Lease is amended by replacing $14,084.13 with $30,699.63.

         4.       Section 3.1 of the Lease is amended to the following:

                  Lessee covenants and agrees to pay Lessor at the place provided herein for giving of notice to Lessor monthly rent equal to the Monthly Rent, as later defined. Monthly Rent shall be as follows:

             PERIOD                     MONTHLY RENT

    12/15/1997 to 2/28/1998         $17,280.10
     3/1/1998 to 9/30/1998         ($17,675.54 x Adjustment Factor) + $1,388.43
    10/1/1998 to 2/28/1999         ($17,675.54 x Adjustment Factor) + $1,163.00
     3/1/1999 to 2/29/2000         ($19,536.13 x Adjustment Factor) + $1,163.00
     3/1/2000 to 2/29/2001         ($20,001.27 x Adjustment Factor) + $1,163.00
     3/1/2001 to 2/29/2002         ($20,466.42 x Adjustment Factor) + $1,163.00

                  "Adjustment Factor" means the greater of (x) one or (y) the lesser of 1.03 or the quotient of the following fraction:

                  CPI (as defined below) as of the January 1 which was two (2) months prior to the commencement of the current Period divided by CPI as of January 1 which was fourteen (14) months prior to commencement of the current period.

         5.       The following is added as new Section 3.4 of the Lease:

                  3.4 Upon completion of the work described in Exhibit A hereto, Lessee shall pay to Lessor an amount equal to the amount by which Lessor's costs to complete the work described on Exhibit A hereto exceeds $132,924.00, which excess amount is currently estimated at $56,228.00. This payment is in addition to Lessee's obligation to pay rent and other amounts hereunder.

         6. The third and fourth sentences of Section 7.1 are replaced by the following:

                  Lessee shall be entitled to, at no additional charge, the use of the following certain parking spaces, in common with other lessees of the Building ("Parking Spaces"): sixty-one (61) Parking Spaces during the period from December 15, 1997 to February 28, 1998; seventy-nine (79) Parking Spaces during the period from March 1, 1998 to February 28, 1999; and 101 Parking Spaces during the period from March 1, 1999 to February 28, 2002. During the term of this Lease, Lessee shall be entitled to, at no additional charge, the use of four (4) on-site reserved Parking Spaces which Parking Spaces shall be visibly marked on behalf of Lessee.

         7. Section 29.1 of the Lease is amended by replacing $20,486.00 with $47,675.00.

         8.       Sections 38.1, 38.2, and 38A.1 of the Lease are deleted.

         9. Except as expressly modified hereby all other terms and conditions of the Lease continue in full force and effect with equal application to the original Leased Premises under the Lease and to the Additional Space added to the Lease by the terms of this Amendment.


Dated:   January 9, 1998.


                                             1848 ASSOCIATES


                                             By: /s/ Robert M. Tuttle
                                                 ------------------------------
                                                 Its: General Partner




                                             SILKNET SOFTWARE, INC.


                                             By: /s/ James C. Wood
                                                 ------------------------------
                                                 Its:

                            SECOND AMENDMENT TO LEASE

         1848 ASSOCIATES, a New Hampshire limited partnership with a place of business at 340 Commercial Street, Manchester, New Hampshire 03101 ("Lessor"), and SILKNET SOFTWARE, INC., with a principal place of business at 50 Phillippe Cote Street, Manchester, New Hampshire 03101 ("Lessee"), parties to the Indenture of Lease dated as of December 30, 1996, as amended (the "Lease") relating to space in the building known as The Gateway Building located at 50 Phillippe Cote Street, Manchester, New Hampshire agree to amend the Lease as follows, such amendments to be effective as of November 1, 1998:

         1. Section 1.1 of the Lease is amended so that the Leased Premises shall include, in addition to the Leased Premises as described in the Lease, as amended, 8,895 +/- rentable square foot of space situated on the second floor of the Building (the "Additional Space"). The "Additional Space" is hereafter part of the Leased Premises under all of the terms of the Lease. On or before November 15, 1998 Lessor shall, at its sole cost and expense complete the improvements to the Additional Space as described on EXHIBIT A attached hereto.

         2. Section 2.2 of the Lease is amended by replacing $30,699.63 with $46,265.88.

         3. In addition to the Monthly Rent detailed in Section 3.1 of the Lease, Lessee covenants and agrees to pay Lessor monthly rent for the Additional Space as follows:

         PERIOD                              MONTHLY RENT

       11/15/1998 to 2/28/1999               $10,377.50
        3/1/1999 to 2/29/2000               ($10,377.50 x Adjustment Factor)
        3/1/2000 to 2/28/2001               ($10,377.50 x Adjustment Factor)
        3/1/2001 to 2/28/2002               ($10,377.50 x Adjustment Factor)

                  "Adjustment Factor" means the greater of (x) one or (y) the quotient of the following fraction:

                  CPI (as defined in section 3.2 of the Lease) as of March of the Adjustment Year divided by CPI as of November, 1998.

         4. The third and fourth sentences of Section 7.1 are replaced by the following:

                  Lessee shall be entitled to, at no additional charge, the use of the following certain parking spaces, in common with other lessees of the Building ("Parking Spaces"): ninety five (95) Parking Spaces during the term of this Lease, and the use of eight (8) on-site reserved Parking Spaces which Parking Spaces shall be visibly marked on behalf of Lessee.

         5. Except as expressly modified hereby all other terms and conditions of the Lease continue in full force and effect with equal application to the original Leased Premises under the Lease and to the Additional Space added to the Lease by the terms of this and the previous Amendment.


Dated:   Sept. 29, 1998.




                                             1848 ASSOCIATES


                                             By:  /s/ Robert M. Tuttle
                                                 ------------------------------
                                                 Its: General Partner




                                             SILKNET SOFTWARE, INC.


                                             By:  /s/ Shelly Lyon
                                                 ------------------------------
                                                 Its: Asst. Secretary

                                   EXHIBIT "A"


1848 Associates shall, at its sole cost and expense, alter and fit-up the premises per drawings ID.I and ID.2 prepared by Stibler Associates dated August 17, 1998. In instances where no specific information is included in said drawings, 1848 Associates shall use building standard finishes in the completion of its work. Any changes or additions to the work specified in said drawings requested by Silknet Software, which adds to the cost of Landlord's work, shall be borne by Silknet. Each such change shall be approved in writing prior to its inclusion in the work.

                            THIRD AMENDMENT TO LEASE

         1848 ASSOCIATES, a New Hampshire limited partnership with a place of business at 340 Commercial Street, Manchester, New Hampshire 03101 ("Lessor"), and SILKNET SOFTWARE, INC., with a principal place of business at 50 Phillippe Cote Street, Manchester, New Hampshire 03101 ("Lessee"), parties to the Indenture of Lease dated as of December 30, 1996, as amended (the "Lease") relating to space in the building known as The Gateway Building located at 50 Phillippe Cote Street, Manchester, New Hampshire agree to amend the Lease as follows, such amendments to be effective as of January 1, 1999:


         1. Section 1.1 of the Lease is amended so that the Leased Premises shall include, in addition to the Leased Premises as described in the Lease, as amended, 12,870 +/- rentable square feet of space situated on the first and second floors of the Building (the "Additional Space"). The "Additional Space" is hereafter part of the Leased Premises under all of the terms of the Lease.


         2. Tenant shall accept the premises "as is". Alterations to the premises shall be in accordance with the terms described on EXHIBIT A attached hereto.

         3. In addition to the Monthly Rent detailed in Section 3.1 of the Lease, Lessee covenants and agrees to pay Lessor monthly rent for the Additional Space as follows:


         PERIOD                             MONTHLY RENT

         1/1/1999 to 12/31/1999             $15,873.00
         1/1/2000 to 12/31/2000             $15,873.00 x "Adjustment Factor"
         1/1/2001 to 12/31/2001             $15,873.00 x "Adjustment Factor"
         1/1/2002 to 12/31/2002             $15,873.00 x "Adjustment Factor"
         1/1/2003 to 12/31/2003             $15,873.00 x "Adjustment Factor"

                  "Adjustment Factor" means the greater of (x) one or (y) the quotient of the following fraction:

                  CPI (as defined in section 3.2 of the Lease) as of January of the Adjustment Year divided by CPI as of January, 1999.

         4. The third and fourth sentences of Section 7.1 are replaced by the following:

                  Lessee shall be entitled to, at no additional charge, the use of the following certain parking spaces, in common with other lessees of the Building ("Parking Spaces"): one hundred thirty (130) Unreserved Parking Spaces during the term of this Lease. In addition, Lessee shall be entitled to the use of eleven (11) on-site reserved Parking Spaces which Parking Spaces shall be visibly marked on behalf of Lessee.

         5. Tenant is hereby granted an option to lease the remaining 10,347 +/- rentable square feet located on the second floor of the building. Said option shall be exercised via written notice to Landlord. Said expansion space will be made available to Tenant twelve (12) months after Landlord's receipt of written notice from Tenant exercising this option. The annual rental during the first year of the term for the option space shall be equal to $153,135.60 plus a prorated 4% annual percentage increase from the period January 1, 1999 until occupancy of the space. Thereafter, the rental shall be calculated per the CPI formula expressed herein.

         Landlord shall alter and fit-up the expanded premises per drawings prepared by Tenant. Landlord shall provide an allowance of $103,347.00 towards completion of work depicted on said drawings. Amounts in excess of this amount shall be paid by Tenant to Landlord within ten (10) days of receipt of an invoice from Landlord.

         6. The term of the Lease for the new total of 43,092 +/- rentable square feet is hereby extended through December 31, 2003.

         7. Effective March 1, 2002, Annual Base Rental for the 31,222 +/- rentable square feet leased via the original lease and amendments prior to this amendment shall increase to $462,085.60 plus the cumulative increase in the CPI from January 1, 1999 to February 28, 2002.

         8. Except as expressly modified hereby all other terms and conditions of the Lease continue in full force and effect with equal application to the original Leased Premises under the Lease and to the Additional Space added to the Lease by the terms of this and the previous Amendment.



Dated:   Dec. 31, 1998.




                                             1848 ASSOCIATES


                                             By:  /s/ Robert M. Tuttle
                                                 ------------------------------
                                                 Its: General Partner




                                             SILKNET SOFTWARE, INC.


                                             By:  /s/ James C. Wood
                                                 ------------------------------
                                                 Its:

                                   EXHIBIT "A"


Landlord shall alter and fit-up the premises per drawings prepared by Tenant. Landlord shall provide an allowance of $120,870.00 towards completion of work depicted on said drawings. Amounts in excess of this amount shall be paid by Tenant to Landlord within ten (10) days of receipt of an invoice from Landlord.





                                       3